UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025

Xperi Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41486	83-4470363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Gold Street
San Jose, California		95002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 519-9100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Xperi Inc. (the “Company”) approved a new Annual Bonus Plan of the Company (“ABP”) which provides for annual cash incentive awards to executive officers of the Company, subject to pre-determined performance criteria established by the Committee. The 2025 target bonus amounts under the ABP for its named executive officers will be weighted as follows: (i) with respect to Jon Kirchner, the Company’s Chief Executive Officer, and Robert Andersen, the Company’s Chief Financial Officer, 100% based on the Company’s financial performance against its performance bonus plan for executive officers, and (ii) with respect to Geir Skaaden, the Company’s Chief Products and Services Officer, 60% based on the Company’s financial performance and 40% based on the achievement of certain operating objectives. The target bonus amount for each of the named executive officers was not changed.

Awards to certain executive officers under the ABP are subject to the Company’s clawback policy and any other compensation recovery policy adopted by the Board including in response to the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, the final rules of the U.S. Securities and Exchange Commission thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2025	Xperi Inc.

	By:	/s/ Robert Andersen
	Name:	Robert Andersen
	Title:	Chief Financial Officer